                             Exhibit Number 10(m)
                    First Amendment to Lease and Agreement
                           dated as of May 30, 1986,
                                    between
                         Corporate Property Associates
                                      and
                        Corporate Property Associates 2
                                      and
                        Pre Finish Metals Incorporated

                           FIRST AMENDMENT TO LEASE
                                 AND AGREEMENT
                     ------------------------------------


     THIS FIRST AMENDMENT TO LEASE AND AGREEMENT, dated as of May 30, 1986 (this "Amendment") between CORPORATE PROPERTY ASSOCIATES, a California limited partnership, and CORPORATE PROPERTY ASS0CIATES 2, a California limited partnership, jointly and severally as tenants-in-common (collectively "Lessor"), having an address at c/o W.P. Carey & CO., Inc., 911 Fifth Avenue, New York, New York 10022, and PRE FINISH METALS INCORPORATED, an Illinois corporation, as lessee ("Lessee"), having an address at 2340 Pratt Boulevard, Elk Grove Village, Illinois 60007.

                              W I T N E S S E T H

     WHEREAS, Line 6 Corp., as lessor, and Lessee, as lessee, entered into a certain Lease and Agreement (the "12/1/80 Lease") dated as of December 1, 1980, covering the land described on Schedule A attached hereto (the "Original Leased Land"), together with certain improvements located thereon defined as "Improvements" in paragraph 1 of the 12/1/80 Lease (the "Original Leased Improvements"; the Original Leased Land and the Original Leased Improvements covered by the 12/1/80 Lease being hereinafter called the "Original Premises"); and

     WHEREAS, Lessor has succeeded to the rights of Line 6 Corp. and is now the owner of the original Premises and the lessor under the 12/1/80 Lease; and

     WHEREAS, Lessee has conveyed to Lessor fee ownership of the land described on Schedule A-2 attached hereto (the "New Land"), and Lessee has granted and sold to Lessor certain improvements located on the New Land, and, to the extent owned by Lessee, located on the Original Leased Land (the "New Improvements"); and
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     WHEREAS, the conveyance of the New Land and the grant and sale of the New
Improvements by Lessee to Lessor were made upon the condition and understanding that the New Land and New Improvements would be made subject to the 12/1/80 Lease; and

     WHEREAS, the parties have agreed that in order to carry out the conditions and understandings referred to above, the 12/1/80 Lease shall be amended as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by Lessor and Lessee it is agreed as follows:

                                      ARTICLE I
                          Amendments of 12/1/80 Lease
                          ---------------------------

     SECTION 1.01. Effective as of the date of this Amendment (the "Effective Date") the 12/1/80 Lease is amended as follows:

     (a) The following terms defined in paragraph 1 are amended as follows:

               (i) the Land: shall be the Original Leased Land and New Land taken as a single tract as described on Schedule A-4 attached hereto.

               (ii) the Improvements: shall be the Original Leased Improvements and the New Improvements as described in Schedule A-3 attached hereto.

               (iii) the Premises: shall consist of the Land and Improvements as redefined in clauses (i) and (ii) above.

               (iv) Manufacturing Machinery: manufacturing machinery and equipment and other property and equipment which are used in the operation of Lessee's business, at the business of a sublessee or assignee of Lessee including Walbridge Coatings, An Illinois Partnership (the Partnership) and not related to the care, and maintenance of the buildings included in the Improvements and which are owned by Lessee, or a sublessee or assignee of Lessee including the Partnership.

     (b) Paragraph 3 is deleted in its entirety and the following is inserted in its place and stead:

          "3.  Terms.  The Premises are leased for an interim term (the Interim
               -----
     Term), an initial term (the initial Term), a partnership term (the Partnership Term), a primary term (the Primary Term), and, at Lessee's option, for five consecutive additional terms of five years each (the Extended Terms), unless and until the term of this Lease shall expire or be terminated earlier pursuant to any provision hereof or by law. The Interim Term, Initial Term, Partnership Term, Primary Term and each Extended Term shall commence and expire on the dates set forth in Schedule B hereto. The word "Term" or "term" used in this Lease without the remainder of any of the foregoing definitions shall mean and refer to the entire term of this Lease including all of such defined Terms which have been, or shall become, applicable. If Lessee shall exercise its option to extend the terms of this Lease for an Extended Term it shall give notice thereof to Lessor not earlier than twelve months and not later than six months prior to the expiration of the then existing Term.

     (c) Paragraph 4(b) is amended by deleting the last sentence thereof and replacing it with the following sentence:

          "Lessee shall perform all of its obligations under this Lease at its sole cost and expense, and shall pay all Basic Rent and additional rent when due without notice or demand and without any abatement, deduction, or setoff for any reason whatsoever, except as may be expressly provided in this Lease."

     (d) Paragraph 5(a) is amended by deleting the last sentence thereof and replacing such sentence with the following:

          "Without limiting the generality of the foregoing, it is intended that unless otherwise herein expressly provided, the Basic Rent shall be absolutely net to Lessor so that this Lease shall yield, net, to Lessor during the Term, the Basic Rent and all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises which may arise and be attributable to the ownership, use or occupancy of the Premises during the Term shall be paid by Lessee. Lessor and Lessee intend that the liability and obligations of Lessee hereunder to pay the Basic Rent and to perform all other covenants and agreements of Losses are each separate, absolute, unconditional and independent covenants unless, and then only to the extent that, any such obligation shall have been modified or terminated pursuant to an express provision of this Lease. Lessor and Lessee hereby covenant and agree that this Lease is intended to be and is a true lease and not a financing lease."

     (e) Paragraph 6(a) is amended by inserting in the 16th line thereof after the words "levied or assessed" the words "in lieu of or" and after the word "levy" in the 17th line the words "or any increase".

     (f) Paragraph 8 is amended by inserting in the second line thereof after the word "Lessor" the words: "and the holder of any mortgage to which this Lessee is subject and subordinate".

     (g) Paragraph 9 is amended by deleting from the second line thereof the following wording: ", except for ordinary wear and tear,".

     (h) Paragraph 10 is amended as follows: (i) The last two sentences of paragraph 10(a) are deleted in their entirety and the following inserted in their place and stead:

          "Lessee may place upon the Premises any inventory, trade fixtures, machinery or equipment belonging to Lessee or third parties, including the Manufacturing Machinery, and may remove the same at any time during the term of this Lease. Lessee shall repair any damage to the Premises caused by such placement or removal. Notwithstanding anything hereinabove to the contrary, Lessee agrees that it will not make any such additions to or alterations of the Improvements during any time when this Lease is subject and subordinate to the First Mortgage (as defined in paragraph 26 of this Lease) without having first obtained the prior written consent of Lessor for any structural alterations, additions or improvements which approval Lessor agrees will not be unreasonably withheld subject to compliance with the requirements of such First Mortgage"; and

          (i) Paragraphs 10(b), (c) and (d) are deleted therefrom. (i) Paragraph 11 is amended as follows:

          (i) By deleting therefrom the phrase ", or its assignee if this Lease shall be assigned," wherever such phrase appears;

          (ii) By inserting in the fourth line of Paragraph 11(a) on page 6 after the word "'Premises" which first appears the words "or otherwise (other than in respect of the Manufacturing Machinery and other personal property owned by persons other than Lessor or Lessee)";

          (iii) By adding at the end of the first sentence of paragraph 21(a) on page 7 after the word "domain", the following words:

          ";provided, however, that notwithstanding the foregoing, if Lessor's award is not affected or diminished thereby, Lessee shall be entitled to make a separate claim in any such condemnation proceeding or other action for any compensation to which Lessee shall be lawfully entitled in respect of any property of Lessee, or of anyone who claims through or under Lessee, which may be removed from the Premises during or upon the expiration of the Term by Lessee or such other such person pursuant to the terms of this Lease and also for moving expenses or other items which by applicable law are payable to tenants without diminishing an award to a Landlord.";

               (iv) By amending the last sentence of paragraph 11(a) to read as follows:

          Lessor and First Mortgagee in order to establish to their reasonable satisfaction that the amounts being requested are due and payable and do not exceed the value of the services and materials described in such requests, and that upon such payment by Lessor and there will not be outstanding any indebtedness which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, or materialmen's lien on the Premises or any part thereof, Lesser and First Mortgagee shall have the right to withhold payment of any portion of such Net Proceeds if it shall, reasonably appear at any time that the remaining amount of such Net Proceeds may not be sufficient to complete such Restoration, and Lessee shall promptly provide any deficiency from its own funds. Any Net Proceeds remaining after final payment has been made for such work shall be paid to Lessee if such amount is less than $5,000. If such excess Net Proceeds are $5,000 or more they shall be retained by Lessor and (i) the Basic Amount set forth in Schedule C shall be reduced by an amount equal to such Net Proceeds so retained by Lessor and (ii) if such Net Proceeds do not exceed the amount, if any, then payable to First Mortgagee each installment of the Debt Portion of the Basic Rent payable on or after the first Payment Date occurring three months or more after the final payment to Lessee or any other person for such work shall be reduced to the reduced amount of monthly debt service thereafter payable under the First Mortgage and if such Net Proceeds exceed the amount, if any, then payable to First Mortgagee then, in addition to eliminating the Debt Portion of the Basic Rent as above provided, each installment of the Equity Portion of the Basic Rent payable on or after the first Payment Date, occurring three months or more after the final payment to Lessee at any other person for such work shall be reduced by a fraction thereof, the numerator of which shall be the amount so retained by Lessor in excess of the amount, if any, payable to the First Mortgagee and the denominator of which shall be the $5,453,099 portion of the Basic Amount prior to the reduction thereof referred to in clause (i) hereinabove. In the event of any temporary requisition, this Lease shall remain in full force and effect for the remainder of the Term and Lessee shall be entitled to receive the entire Net Proceeds payable during the remainder of the Term by reason of such requisition."

     (j) Paragraph 12 is deleted in its entirety and the following inserted in its place and stead:

          "12. Insurance. (a) Throughout the Term of this Lease, Lessee shall,
               ---------
     at its own cost and expense:

               (1) Keep the Improvements and equipment on, in or appurtenant to the Improvements (other than the Manufacturing Machinery and other personal property owned by persons other than Lessor) at any time during the Term, including all alterations, additions and improvements, insured for the benefit of Lessor against loss or damage by fire, with all standard extended coverage and, if required by the First Mortgagee and generally required on similar buildings, war damage coverage, if such war damage insurance is available from a governmental agency of the United States of America, in an amount which will comply with less than ninety percent (90%) of the full replacement value thereof, exclusive of excavations and foundations. Such full replacement value shall be reevaluated at least every two years by means of a so-called trend analysis report prepared by a qualified appraiser taking into account, among other things, increases in construction costs in the area where the Premises are located, or by such other reasonable, and customary means approved by Lessor as are commonly used in respect of properties similar to the Premises in order to determine, the amounts of insurance to be carried thereon. Lessee shall provide to Lessor promptly after Lessee's receipt thereof and, in any event, promptly after Lessor's request therefor, copies of such reports and shall carry additional amounts of insurance in accordance with the same. If Lessee shall fail to have any such study made, Lessee shall have the right to have such a report made at Lessee's expense. Supplementing the foregoing, said fire insurance shall:

                    (i)   be, written on a replacement cost basis;

                    (ii) be issued by such insurance companies under insurance policies in form and content reasonably satisfactory to lessor;

                    (iii) comply with any changes in co-insurance requirements applicable to the premises by the Fire Insurance Rating Organization having jurisdiction thereof, if any, or any similar body, or by statute;

                    (iv) in no event be in an amount less than required by the first Mortgage;

                    (v) be carried in favor of Lessor, Lessee and First Mortgage, as their interests may appear;

                    (vi) effectively provide that any act or omission of Lessee shall not void the insurance coverage in respect of the interest of Lessor at the First Mortgagee; and

                    (vii) provide that, subject to the right of the First Mortgagee whose interest may be covered by said policy or policies, that the loss, if any, under any such policies shall be adjusted with the insurance company or companies as follows:

                         A.  by Lessee if the less is less than $5,000 and

                         B. by Lessor and the First Mortgagee if the loss equals or exceeds $5.000.

               The Net Proceeds of such fire insurance, if greater than $5,000, shall be paid to and deposited with the First Mortgagee or a bank or trust company in Toledo, Ohio designated by First Mortgagee (hereafter in its capacity as the holder of such deposit, the Depository) which shall hold, apply and make available the Net Proceeds of such insurance, subject to the terms of this Lease, to pay the cost of Restoration of the Premises as more particularly provided in paragraph 11(c) hereof.

               (2) Provide Lessor with comprehensive public liability insurance, boiler (should boilers now or hereafter be installed), and machinery insurance; and such other insurance as may from time to time be reasonably required by Lessor as insurance against insurable hazards which are customarily and generally required to be insured in respect of similar buildings and improvements, with due regard for the height and depth and type of the building, its construction and use and occupancy. Such public liability insurance shall be not less than Five Million Dollars ($5,000,000) Single Limit of liability including property damage with provisions for deductibles if the parties shall agree in writing. Lessee shall every three years increase such coverage in accordance with what in appropriate and customary for a property of like character. Such personal injury and property damage liability policies shall cover the entire Premises. All the insurance described in this subparagraph 12(a)(2) shall be carried in favor of and insure Lessor, Lessee and the First Mortgagee as their interest may appear.

               (3) Provide Workers' Compensation insurance and employer's liability insurance as required by law.

               (4) Such other insurance, in such amounts and against such risks, as is commonly obtained in the case of property similar in use to the Premises in the State of Ohio.

          (b) Lessee shall procure policies for all said insurance for periods from one (1) to five (5) years, as Lessee shall elect, and shall deliver to Lessor simultaneously with the execution of this Lease binders in respect of the required insurance and within 30 days after the execution of this Lease shall use its best efforts to deliver the originals or certified copies of such policies, with evidence, by stamping or otherwise, of the payment of the premiums thereon. Such insurance coverage may be part of a blanket insurance coverage carried by Lessee covering several properties. In addition, the insurance to be provided pursuant to subparagraphs 12(a)(1), (2) and (4) may provide for a deductible of not more than $50,000 per loss.

          Each such policy shall contain provisions precluding the cancellation of the same without at least thirty (30) days, prior written notice to Lessor and the First Mortgagee and providing for written notice to Lessor of the non-payment of any premium due thereunder. Lessee shall deliver to Lessee by no later than twenty (20) days prior to the expiration of each such policy satisfactory evidence of renewal and shall use its best efforts, to deliver to Lessor and the First Mortgagee within thirty (30) days thereafter the original policy or a duplicate thereof and a duplicate receipt evidencing the payment thereof.

          (c) All premiums and charges for all of such policies shall be paid by Lessee, and if Lessee shall fail to make such payment when due, or carry any such policy, Lessor may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Lessor, with interest thereon, shall be repaid to Lessor by Lessee an additional rent on demand and all such mounts so repayable, together with such interest, shall be considered as additional rent payable hereunder, for the collection of which Lessor shall have all of the remedies herein or by law provided for the collection of rent. Payment by Lessor of any such premium or the carrying by Lessor of any such policy shall not be deemed to waive or release the default of Lessee in respect thereof.

          (d) Lessee shall not violate or permit to be violated any of the conditions or provisions of any such policy, and Lessee shall so perform and satisfy the reasonable requirements of the companies writing such policies.

          (e) All of the insurance policies to be obtained and maintained by Lessee under this paragraph 12 shall be held by Lessor or the First Mortgagee, at the option of the First Mortgagee. In such event, duplicate originals of such policies, if obtainable, or, if not obtainable, certified copies, if obtainable, or, if not obtainable, certificates thereof shall be delivered to Lessor and the First Mortgages.

          (f) Lessee shall not carry separate insurance, concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Lessee under the provisions of this paragraph 12 if the effect of such separate insurance would be to reduce the protection or the payment to be made under said insurance required to be furnished by Lessee, unless Lessor (and the mortgagee(s) where said insurance required to be carried requires the inclusion of the mortgagee(s)) are included as insureds with loss payable as hereinabove provided. Lessee shall promptly notify Lessor of the issuance of any such separate insurance and shall cause such policies to be delivered to Lessor and the First Mortgagee as provided in this paragraph."

     (k) Paragraph 13 is deleted in its entirety and the following inserted in its place and stead:

          "13.  Purchase Option; Right of First Refusal.
                ---------------------------------------

          (a) If Lessee is not at the time in default hereunder, Lessee shall have the irrevocable right, option and privilege to purchase the Premises (which right, option and privilege is coupled with an interest in the Premises) with a closing date falling in the period of time beginning with the termination date of the Partnership Term and ending with the termination date of the Primary Term at a purchase price equal to the greater of (i) the fair market value of the Premises (exclusive of manufacturing machinery) at the date the notice of exercise of the option is given, as determined by an appraiser selected by Lessee and approved by Lessor or (ii) an amount equal to $13,222,044 plus 2 1/2% thereof per annum, not compounded, from December 9, 1960 to the closing date. If Lessee desires to exercise its option under this paragraph, it must do so not later than six months before such closing date by giving notice of such exercise designating such closing date to Lessor in the manner provided in paragraph 20 of this Lease.

          (b) If at any time during the Primary Term or any Extended Term of this Lease, Lessor receives a bona fide offer to purchase the Premises (or any part thereof), other than a bid or offer to purchase the Premises at any sale incidental to the exercise of any remedy provided for in the First Mortgage or any other mortgage or similar instrument creating a lien thereon (severally herein a Mortgage), which Lessor desires to accept, Lessor will prior to accepting the same, give Lessee an opportunity to purchase the Premises (or such part thereof) upon the same terms and conditions contained in such offer. Lessee must exercise its rights within 60 days of receiving written notice of the full terms of sale and Lessor's intention to sell. If Lessee fails to exercise its right to purchase, Lessor may proceed to sell the Premises (or such part thereof) in accordance with the terms of the offer. If such sale is not made, Lessee's right to purchase shall be reinstated as aforesaid, and if only a part of the Premises is sold in such manner, Lessee's rights to purchase shall remain as to the balance of the Premises and are coupled with an interest. Except as provided above in respect of a sale incidental to the exercise of a remedy under a Mortgage, this right in favor of Lessee shall be binding upon any grantee of the Premises, or part thereof, during the period the Lease is in effect so that Lessee shall have such rights to purchase from the owners of the Premises during the Primary Term and all Extended Terms of the Lease in the event Lessee does not exercise its rights in earlier sales. The rights granted Lessee under this paragraph are coupled with an interest in the Premises. The provisions of paragraph 14 of this Lease shall not apply to any purchase and sale made under this paragraph. Any such conveyance or transfer pursuant to this paragraph 13(b) shall be expressly subject to this Lease and any mortgage to which this Lease is subject and subordinate including, without limitation, the First Mortgage; provided, however, that Lessor's and Lessee's rights and obligations hereunder shall be subject to Lessor's obligation to comply with the requirements of the First Mortgage."

     (l) Paragraph 14(a) is amended by inserting in the sixth line thereof at page 11 before the word "Mortgage" the word "First" and inserting after the word "Mortgage" the words "(provided that such First Mortgage shall have been paid in full and satisfied either prior to or in connection with such purchase of the Premises by Lessee)".

     (m) Paragraph 15 is deleted in its entirety and the following is inserted in its place and stead:

         "15.  Performance by Subtenant.  Lessor agrees that it will accept
               ------------------------
     from Subtenant (as defined in Paragraph 16 of this Lease) performance of the Lessee's obligations hereunder which are not by their nature susceptible of performance only by Lessee. Lessor also agrees that after receipt from Lessee of specific written documentation reasonably satisfactory to Lessor by which Lessee grants to a particular subtenant the benefits of any particular provision(s) of this Lease, Lessor will deal with such subtenant in accordance with such documentation. Nothing in this paragraph shall relieve Lessee from its primary liability for the performance of its obligations under this Lease nor shall the provisions of this paragraph limit or affect the provisions of paragraph 16 hereof."

     (n) Paragraph 16 is deleted in its entirety and the following is inserted in its place and stead:

          "16.  Assignment and Subletting.  (a) Except as hereinafter expressly
                -------------------------
     provided, Lessee may not voluntarily or involuntarily, by operation of law or otherwise, (i) assign or otherwise transfer this Lease or the term and estate hereby granted, (ii) sublet the Premises or any part thereof to anyone other than Walbridge Coatings, An Illinois Partnership (Walbridge Coatings, An Illinois Partnership, together with any successor thereto as Subtenant under its Sublease dated as of the date of this Lease (the Sublease) which has succeeded as such Subtenant in accordance with the Sublease and this Lease, being referred to herein as the Subtenant), or allow the same to be used, occupied or utilized by anyone other than Lessee or Subtenant, or (iii) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Lessor. Notwithstanding the preceding provisions of this paragraph, Lessee may, without Lessor's consent, assign this Lease to or sublet to or allow all or a portion of the Premises to be used, occupied or utilized by a corporation or other entity which owns all of the stock of Lessee, a wholly owned subsidiary of Lessee or another corporation or entity which is wholly owned by any corporation or entity which wholly owns Lessee. Lessor shall not unreasonably withhold its consent to an assignment or subletting of the entire Premises provided that Lessee shall have provided such financial and other information and have executed such documentation in respect thereof as Lessor shall reasonably require, which may include, without being limited to, a reconfirmation by any guarantor of Lessee's obligations under this Lease that such assignment or subletting shall not affect such guaranty, and provided that all other provisions of this Lease shall have been complied with."

          (b) If this Lease be assigned, whether or not in violation of the provisions of this Lease, Lessor may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Lessee, whether or not in violation of this Lease, Lessor may, after default by Lessee, and expiration of Lessee's time to cure such default, collect rent from the subtenant or occupant. In either event, Lessor may apply the net amount collected to Basic Rent and any additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of paragraph 16(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Lessee from the performance by Lessee of Lessee's obligations under this Lease. The consent by Lessor to an assignment, mortgaging, subletting or use or occupancy by others or an assignment, subletting, use or occupancy by others without Lessor's consent shall not in any way be considered to relieve Lessee from obtaining the express written consent of Lessor to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this paragraph. References in this Lease to use or occupancy by others (that is, anyone other than Lessee) shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Lessee, immediately or remotely.

          (c) Any assignment or transfer, whether made with or without Lessor's consent pursuant to paragraph 16(a), shall be made only if, and shall not be effective until, the assignee or transferee shall execute, acknowledge and deliver to Lessor an executed copy of such assignment or other transfer document and an agreement in form and substance reasonably satisfactory to Lessor whereby the assignee or transferee shall assume the obligations of this Lease on the part of Lessee to be performed or observed from and after the effective date of the assignment and whereby the assignee or transferee shall agree that the provisions in subparagraph 16(a) shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Lessee covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Basic Rent and/or additional rent by Lessor from an assignee, transferee, or any other party, the original named Lessee shall remain fully and primarily liable for the payment of Basic Rent and additional rent and for the other obligations of this Lease on the part of Lessee to be performed or observed. No sublease shall be effective until Lessee shall deliver to Lessor an executed copy thereof.

          (d) The joint and several liability of Lessee and any immediate or remote successor in interest of Lessee and the due performance of the obligations of this Lease on Lessee's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Lessor extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Lessor to enforce any of the obligations of this Lease or by reason of the applicability of any surety defenses, generally; provided, however, that in no event shall Lessee's liability be any greater than it would have been in the absence of such a modification of this Lease.

          (e) Notwithstanding the foregoing provisions of this paragraph 16, from and after the end of the Partnership Term and provided the indebtedness secured by the First Mortgage has been fully paid, Lessee may sublet the Premises or assign its interests hereunder, provided that each sublease shall expressly be made subject to the provisions hereof. No such assignment or sublease shall modify or limit any right or power of Lessor hereunder or affect or reduce any obligation of Lessee hereunder, and all such obligations shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment or subletting had been made."

     (o) Paragraph 17 is amended by adding at the end thereof the following:
         "Notwithstanding the foregoing, Lessee shall comply with all requirements imposed upon Lessor by the First Mortgage in respect of a permitted contest."

     (p) Paragraph 18 is amended by deleting the words which commence with "if Lessee shall" in the 3rd line and end with the words "if Lessee" in the 14th line thereof which appear on page 19 and inserting in their place the following:

         "if Lessee shall (1) fail to pay any Basic Rent, additional rent, or other sum required to be paid by Lessee hereunder when and as the same shall became due and payable and such default has continued for ten
         (10) days after Lessor has given written notice of such default to Lessee, or (2) fail to duly observe or perform any other covenant, condition or agreement of Lessee contained in this Lease and such default shall have continued for fifteen (15) days after Lessor has given written notice of such default, or if such default cannot be cured by the payment of money and cannot with diligence be cured within such 15 day period, if Lessee shall fail to promptly and with due diligence cure the same; or (ii) it any default shall be made in the due observance or performance of any covenant, condition or agreement of Material Sciences Corporation, a Delaware corporation (MSC) contained in its Lease Guaranty Agreement to Lessor and First Mortgagee and such default shall have continued for 10 days after written notice thereof, in the case of a monetary default, or for 15 days after written notice of such default in the case of any other default, or, if such other default cannot with diligence be cured within such 15 day period, if Lessee".

     (q) Paragraph 19(c) is amended by adding at the end thereof the following:

               "Lessee also agrees to indemnify and hold First Mortgagee harmless from and against any and all claims, loss, liability, damages or expenses, including but not limited to reasonable attorneys' fees, which are incurred by First Mortgagee by reason of any accident, personal injury or property damage sustained in, on or about the Premises."

     (r) Paragraph 21 is amended by deleting the last sentence thereof and replacing it with the following:

               "Any such certificate may be relied upon by any prospective mortgages or purchaser of the Premises and also by Lessor and First Mortgagee."

     (s) Paragraph 26 is deleted in its entirety and the following is inserted in its place and stead:

               "26.  Subordination; Miscellaneous.  (a)(i) Subject to
                     ----------------------------
          subparagraph 26(a)(ii), this Lease, and all rights of Lessee hereunder, are and shall be subject and subordinate to that certain first mortgage on Lessor's interest in the Land and Improvements from Lessor to Creditanstalt-Bankverein (New York Branch) (such mortgagee, together with any subsequent holder of such first mortgage or other successor in interest to such mortgagee, including, without limitation, MSC, Lessee's parent corporation, or its designee, being herein referred to as First Mortgagee) and to each and every advance made or hereafter to be made under such first mortgage, and to all renewals, modifications, replacements and extensions of such first mortgage and spreaders and consolidations of such first mortgage (such first mortgage, together with or as modified by such advances, renewals, modifications, substitutions, replacements, extensions, spreaders and consolidations, the First Mortgage). This subparagraph 26(a)(i) shall be self-operative and no further instrument of subordination shall be required. Nonetheless, in confirmation of such subordination Lessee shall promptly execute, acknowledge, and deliver any instrument that Lessor or First Mortgagee or any of their respective successors in interest may reasonably request to evidence such subordination.

               (ii) The subordination provisions contained in subparagraph 26(a)(i) in respect of the First Mortgage are subject to the express condition that so long as Lessee is not in default in the payment of any Basic Rent or additional rent or in the performance of any other obligations hereunder for a period beyond the time allowed in this Lease to cure such default, Lessee will not be made a party to any action or proceeding to foreclose the First Mortgage and such action or proceeding will not result in a cancellation or termination of this Lease, and that in the event First Mortgagee becomes the owner of the fee or in the event of the sale of the Land and/or improvements as a result of any action or proceeding to foreclose the First Mortgage, this Lease shall continue in full force and effect (subject to the provisions of subparagraph 26(a)(iv)) as a direct lease between Lessee and the then owner of the fee upon all of the terms, covenants and conditions of this Lease. The provisions of this subparagraph shall be self-operative and no further instrument of subordination and nondisturbance shall be required by the First Mortgagee.

               (iii) If any act or omission of Lessor would give Lessee the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Lessee shall not exercise such right (1) until it has given written notice of such act or omission to Lessor and First Mortgagee and (2) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when the First Mortgagee shall have become entitled under the First Mortgage to remedy the same (which reasonable period shall in no event be less than the period to which Lessor would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided First Mortgagee shall with due diligence give Lessee notice of intention to, and commence and continue to, remedy such act or omission. This is a net lease and nothing in this subparagraph is intended to imply the existence of or to create any right on the part of Lessee to cancel or terminate this Lease.

               (iv) If First Mortgagee or any other person shall succeed to the rights of Lessor under this Lease, whether through possession or foreclosure action or delivery of a deed, then at the request of such party so succeeding to Lessor's rights (herein called Successor Lessor) and upon such Successor Lessor's written agreement to accept Lessee's attornment, Lessee shall attorn to and recognize such Successor Lessor as Lessee's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Lessor may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Lessor shall not (i) be liable for any previous act or omission or default of Lessor under this Lease; (ii) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Lessee against Lessor; or (iii) be bound by any previous modification, termination or surrender of this Lease which is not expressly provided for in this Lease or by any previous prepayment of more than one month's Basic Rent, unless such modification or prepayment shall have been expressly approved in writing by First Mortgagee.

               (v) Lessor and Lessee acknowledge that pursuant to the terms of
          Section 1.01 of the Note (as defined in the First Mortgage) and pursuant to various provisions of the First Mortgage including, without being limited to, Section 3.3 thereof, and of the Assignment (as defined in the First Mortgage) Lessor may be required to make various deliveries and/or payments to First Mortgagee in order to obtain, among other things, an extension of the term of the Note and various consents and approvals. If Lessor shall incur any obligations to First Mortgagee in order to obtain such an extension of the Note or to obtain other consents or approvals, Lessee agrees that it will, upon demand by Lessor, pay and/or perform, or cause to be paid and/or performed, the obligations of Lessor to First Mortgagee pursuant to such provision of the Note or pursuant to the First Mortgage or Assignment.

               (vi) Lessor agrees that without Lessee's prior written consent, Lessor shall not agree to any modification of the First Mortgage (or other Loan Documents, as defined in the First Mortgage) which would materially increase Lessee's obligations under this Lease. Lessor further agrees that if Lessee shall request Lessor to consent to changes in the terms or conditions of the First Mortgage which may result in a concomitant change in the obligations of Lessor and Lessee under this Lease including, but not being limited to, changes in the Basic Rent payable by Lessee, Lessor will not unreasonably withhold or delay its agreement to any such changes upon and subject to the following terms and conditions, all or any or which may be waived by
          Lessor:

                    (1) The First Mortgage shall then held by a First Mortgagee which is a commercial or savings bank, savings and loan association, insurance company, trust company, pension fund or other similar institutional lender;

                    (2) The proposed changes shall be such as are customary in institutional mortgage loans covering property similar to the Premises upon terms and conditions such as those proposed by Lessee;

               (vii) Without limiting any other provision of this Lease, if the First Mortgage or the Note contains any covenant or agreement of Owner in respect of the, ownership, operation, repair or maintenance of the Premises, or any portion thereof, or in respect of the payment of any interest due after a default under the Note which is greater in scope than any similar provision of this Lease or which is not contained in this Lease, Lessee agrees that such covenant or agreement shall be deemed to be incorporated herein and Lessee shall comply with the same on Owner's behalf as if such covenant or agreement were set forth at length herein.

               (b) No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought. Without limiting the generality of the foregoing, no agreement to accept or surrender of all or any part of the Premises shall be valid unless in writing and signed by Lessor and the delivery of keys to an employee or agent of Lessor shall not operate as termination of this Lease or a surrender of the Premises. Further, no payment by Lessee or receipt by Lessor with knowledge of a default on the part of the other party shall be deemed a waiver of such default and no payment by Lessee or acceptance by Lessor of a lesser amount than the correct amount of rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance or pursue any other remedy in this Lease or by law provided.

               (c) Lessee shall look only to Lessor's estate and property in the Land and Improvements (and the unaccrued rents, issues and profits thereof) for the satisfaction of Lessee's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default by Lessor hereunder, and no other property or assets of any of (i) Lessor, Corporate Property Associates, Corporate Property Associates 2, Carey Corporate Property, Inc., Second Carey Corporate Property, Inc., (ii) any person affiliated with any person referred to in the proceeding clause (i),
          (iii) any director, officer, general or limited partner, employee or agent of any person referred to in the preceding clauses (i) and (ii) (or any legal representative, heir, estate, successor or assign of any thereof) or (iv) any predecessor or successor to any person referred to in clause (i) above, whether a partnership, corporation or other entity shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or in respect of this Lease, the relationship of Lessor or Lessee hereunder or Lessee's use or occupancy of the Premises.

               (d) The term "Lessee" shall mean the Lessee herein named and any assignee or other successor in interest (immediate or remote) of the Lessee herein named, which at the time in question is the owner of all or any part of the Lessee's estate or any reversion therein or any interest granted by this Lease as though such person had been named herein as Lessee; but the foregoing provisions of this subparagraph shall not be construed to permit any assignment of this Lease or to relieve the Lessee herein named or any assignee or other successor in interest (whether immediate or remote) of the Lessee herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Lessee under this Lease.

               (e) The term "Lessor" shall mean only the owner at the time in question of the Land and Improvements so that in the event of any transfer or transfers of title to the Land and Improvements, the transferor shall be and hereby is relieved and freed of all obligations of Lessor under this Lease accruing after such transfer, and it shall be deemed without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Lessor herein during the period it is the holder of Lessor's interest under this Lease.

               (f) The term "and/or" when applied to two or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

               (g) The term "person" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

               (h) This Lease may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (i) Lessee expressly acknowledges and agrees that Lessor has not made and is not making, and Lessee, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which way be made between the parties concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease. This Lease and said other written agreement(s) made concurrently herewith, if any, are hereinafter referred to as the "Lease Documents". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the Lease Documents, which alone fully and completely express their agreement and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the Lease Documents, made by the other."

     SECTION 1.02. Schedules A, A-1, A-2, A-3, A-4, B and C as corrected, amended and attached hereto are incorporated herein by reference and effective as of the Effective Date shall replace all schedules now attached to the 12/1/80 Lease.

                                  ARTICLE II
                               Other Provisions
                               ----------------

     SECTION 2.01. As amended hereby, the 12/1/80 Lease is ratified and confirmed by Lessor and by Lessee and shall be binding upon and inure to the benefit of Lessor and of Lessee, their respective successors and assigns. Without limiting the generality of the foregoing, Lessor and Lessee agree that Paragraph 25 is intended to apply to the Premises, as the same have been expanded pursuant to this Amendment.

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Amendment to be duly executed and delivered, all as of the date first above written.

Witnesses as to both signatures:        PRE FINISH METALS INCORPORATED


___________________________             By:   /s/_______________________________
                                        Name: J.R. Robinson
___________________________                   Title:  Vice President

                                        By:   /s/______________________________
                                              Name:  W.R. Beattie
                                              Title: Secretary


                                                                   (Seal)



Witnesses as to both signatures:        CORPORATE PROPERTY ASSOCIATES

                                        By:   Carey Corporate Property, Inc.,
___________________________                   Corporate General Partner

___________________________             By:   /s/______________________________
                                              Name:  Stephen G. Nordquist
                                              Title: President

                                        By:   /s/______________________________
                                              Name:  Samuel H. Karsch
                                              Title: Assistant Secretary


                                                                   (Seal)

Witnesses as to both signatures:     CORPORATE PROPERTY ASSOCIATES 2

                                     By:  Second Carey Corporate Property, Inc.,
___________________________               Corporate General Partner

___________________________          By:  /s/______________________________
                                          Name:  Stephen G. Nordquist
                                          Title: Executive Vice President

                                     By:  /s/______________________________
                                          Name:  Samuel H. Karsch
                                          Title: Assistant Secretary


                                                                   (Seal)